Exhibit 10.1

AMENDMENT NO. 1 TO STANDBY EQUITY PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”), dated as of June 13, 2022, to the Standby Equity Purchase Agreement (the “SEPA”), dated as of April 28, 2022, by and between YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”), and Eos Energy Enterprises, Inc., a company incorporated under the laws of the State of Delaware (the “Company”, and together with the Investor, the “Parties”), is being executed at the direction of the Parties.

WHEREAS, Section 13.02 of the SEPA permits the Parties to amend the SEPA through an instrument in writing signed by the Parties.

NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants herein contained, the Parties agree as follows:

1. The defined term “Commitment Amount” in Section 1.14 of the SEPA is hereby deleted in its entirety and replaced with the following:

“Commitment Amount” shall mean $200,000,000 of Common Shares, provided that, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase Common Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement would exceed 19.99% of the outstanding Common Shares as of the date of this Agreement (the “Exchange Cap”); provided further that, the Exchange Cap will not apply (a) if the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the rules of the Principal Market or (b) the average price of all applicable sales of Common Shares hereunder (including the Commitment Fee Shares in the number of shares sold for these purposes) equals or exceeds $2.15 per share (which represents the lower of (i) the Nasdaq Official Closing Price on the Trading Day immediately preceding the date of this Agreement; or (ii) the average Nasdaq Official Closing Price for the five Trading Days immediately preceding the date of this Agreement).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The Parties hereto have caused this Amendment to be executed and delivered as of the day and year first written above.

COMPANY:

Eos Energy Enterprises, Inc.

By:	/s/ Melissa Berube
Name:	Melissa Berube
Title:	General Counsel

INVESTOR:

YA II PN, LTD.
By: Yorkville Advisors Global II, LLC
Its: General Partner

By:	/s/ Matt Beckman
Name:	Matt Beckman
Title:	Member

[Signature Page to Amendment No. 1]